EX-10.1

FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT


This FIRST AMENDMENT, dated as of October 25, 2013 (this "Amendment"), to that certain Pooling and Servicing Agreement, dated as of January 1, 2013 (the "Agreement") is entered into by SEQUOIA RESIDENTIAL FUNDING, INC., as depositor (the "Depositor"), WELLS FARGO BANK, N.A. ("Wells Fargo"), as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB ("Christiana Trust"), as trustee (the "Trustee"), with respect to the Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1.

WHEREAS, the definition of "Securities Administrator" in Section 1.01 of the Agreement and Section 6.12(a) of the Agreement currently provide that Wells Fargo shall act as Securities Administrator for so long as it is Master Servicer under the Agreement;

WHEREAS, Wells Fargo intends resign as Securities Administrator, but retain its role as Master Servicer;

WHEREAS, the parties desire that Wells Fargo continue to act as Master Servicer after resigning from its role as Securities Administrator under the Agreement;

WHEREAS, the parties desire to amend the definition of "Eligible Account" in
Section 1.01 of the Agreement and the second paragraph of Section 6.05 of the Agreement to facilitate the appointment of a successor Securities
Administrator; and

WHEREAS, Section 11.03(a)(iii) of the Agreement authorizes amendment of the Agreement by the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to make any other provisions with respect to matters or questions arising under the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments. As of the date of this Amendment, the Agreement shall be amended as follows:

(a) The last sentence of the definition of "Securities Administrator" and the last sentence of Section 6.12(a) of the Agreement are hereby deleted in their entirety.

(b) The second paragraph of Section 6.05 of the Agreement is hereby deleted in its entirety and replaced with the following:

"The Securities Administrator hereunder shall at all times (i) be an institution authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (ii) be rated at least "A/F1" by Fitch and at least "A3/P-2" by Moody's, or if not rated by Fitch or Moody's, the equivalent rating by KBRA or S&P, and (iii) not be the Depositor, an Affiliate of the Depositor or, other than in the case of the initial Securities Administrator, the originator or servicer of any of the Mortgage Loans."

(c) The definition of "Eligible Account" in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Eligible Account: Any account or accounts maintained with (a) a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b) with a long-term debt rating of at least "A3" by Moody's and "A" by Fitch and S&P. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Paying Agent. If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer compliant with the requirements set forth in the immediately preceding sentence, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade."

SECTION 3. Reference to and Effect in the Agreement. As of the date of this Amendment, all references in the Agreement to itself shall be deemed to refer to the Agreement as amended and supplemented by this Amendment. Except as otherwise specified in this Amendment, the Agreement shall remain in all respects unchanged and in full force and effect.

SECTION 4. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered, whether in physical or electronic form, shall constitute an original, and all of which together shall constitute but one and the same instrument.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6. Opinion Letters. The opinions required under Section 11.03(a) and
Section 11.03(f) of the Agreement in connection with this Amendment are attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively.


[SIGNATURES FOLLOW]


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, as of the date first above written.


SEQUOIA RESIDENTIAL FUNDING, INC.,
as Depositor

By: /s/ John Isbrandtsen
Name: John Isbrandtsen
Title: Chief Executive Officer


WELLS FARGO BANK, N.A.,
as Master Servicer and Securities Administrator

By: /s/ Carol Tracey
Name: Carol Tracey
Title: Vice President


CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By: /s/ Jeffrey R. Everhart
Name: Jeffrey R. Everhart
Title: AVP